SDV
                      INTERNATIONAL TRANSPORT AND LOGISTICS

                                  SDV (UK) LTD
                           Unit 9, Fairway, Green Lane
                           Hounslow, Middlesex TW4 6BU
                   Telephone: 0181 577 3456 Fax: 0181 572 0144



FIELDS
Aircraft Spares, Incorporated

341 "A" Street, Filmore, California 93015, USA

                                                               3rd December 1998

SDV WAREHOUSING AND HANDLING CONTRACT

The Contract is made on the 3rd day of December, One Thousand Nine Hundred and Ninety Eight between SDV UK Limited and Fields Aircraft Spares, Incorporated.

Whereby SDV UK undertakes to provide Warehousing and storage facilities coupled with Freight Forwarding services as listed in the following Appendix's for the handling and movement of Aircraft Interiors and Rotable spare parts.

APPENDIX ONE:            Warehousing, Storage, Order picking

APPENDIX TWO:            Supply of packing cases and suitable packing materials

APPENDIX THREE:          UK Distribution

APPENDIX FOUR:           Freight Forwarding services

APPENDIX FIVE:           Invoicing, Termination, Review

APPENDIX SIX:            Fields accessibility


ALL BUSINESS IS CARRIED OUT UNDER THE COMPANY'S TRADING CONDITIONS, WHICH ARE THE BIFA STANDARD TRADING CONDITIONS 1989 AS PRINTED ON THE REVERSE OF THIS DOCUMENT.

Registered in England Number 213 1120 Registered Office SDV (UK) Ltd., Tithebarn House, (2nd Floor), Tithebarn Street, Liverpool L2 2SF.

APPENDIX ONE: Warehousing, storage, order picking
-------------------------------------------------

For the period January 1st 1999 to May 31st 1999

SDV will provide an allocation within their depot at Heathrow of up to 3000 square feet at any one time for the storage and order picking facility. This will include suitable racking as agreed by both parties to provide a safe and clean environment for the material of Aircraft Interiors and Rotable Aircraft Parts.

SDV will levy a flat fee of GBP 2600.00 inclusive per calendar month.

For the period June 1st 1999 to May 31st 2000 (being the minimum committed period)

SDV will provide a permanent allocation within their depot at Heathrow of a minimum 3000 square feet and a maximum of 5000 square feet identified solely for the purpose of storing and order picking on behalf of Fields Inc. SDV undertake to provide suitable qualified staff to implement and fulfil the administrative obligations for certifying shipping, packing and to maintain a stock control inventory with the input of any requested information into the Fields computer system for the whole period of the contract.

SDV will levy a flat fee of GBP 5200.00 inclusive per calendar month.

APPENDIX TWO: Supply of packing cases and material
--------------------------------------------------

SDV will supply numbers Three Type Reusable Transport Cases to the equivalent packing specification of, 'internal dimensions 110x72x65cms' being Heavy duty pallet box's (polyethylene)

Cost of GBP 199.00 per case plus vat. (one invoice to be raised on purchase)

Suitable internal packing material will be supplied free of charge for protection based on a daily UK distribution requirement.

APPENDIX THREE: UK DISTRIBUTION
-------------------------------

SDV to provide daily round trips for collection and delivery to specified accounts as given by 'FIELDS Inc'. Quotations will be provided and agreed as required to any other areas than applicable at this time of contract.

DAILY ROUND TRIPS.

British Airways (Blackwood)         =       GBP 80.00 per round trip

British Airways (Heathrow)          =       GBP 20.00 per round trip

These amounts are to be invoiced on a monthly basis on the 31st of each calendar month and to be inclusive of all activity for that period in question.

APPENDIX FOUR:  Freight Forwarding services
-------------------------------------------

SDV will provide suitable qualified staff to offer a range of services to cover all modes of transport with an obligation to keep FIELDS updated in all new custom procedures and to obtain competitive prices related to any specific markets.

IMPORT CLEARANCE           GBP 35.00 Per consignment

IMPORT AIRLINE HANDLING    GBP .011 Per kilo Minimum GBP 24.00

TRANSFER TO BOND           GBP 25.00 Per consignment

Any other additional services to be quoted on request as applicable.

AOG  ORDERS
We confirm that we would apply an AOG call out fee of GBP 65.00 per call out (This would only be applicable if an AOG was requested outside our normal working hours, any AOG called within normal working hours would be processed free of charge)
Any other costs IE: freight / special haulage etc would be levied at IATA equivalent costing.

APPENDIX FIVE: Invoicing, Termination, Review.
----------------------------------------------

Invoicing will be split into two grades of rating.

A) Monthly invoicing for services provided under Appendix One and Appendix three
B) Single entity invoicing covering the transportation and clearance costs for a any such transactions falling under Appendix Four.
Terms of payment are 30 days from date of invoice.

Termination

After the initial committed one year agreement from the date of this contract, Either party shall have the right to terminate this contract at any time by giving One Hundred and Eighty (180) days notice in writing to the other party.

In the event either party elects so to terminate this agreement, then SDV shall be entitled to submit an independent audited claim to FIELDS for the sum of value of all work in hand subject to SDV performance remaining unpaid at the effective date of termination ('Work-In-Progress')

Review

All prices quoted will be held for a term equal to a least Fifteen Months from the effective date of contract and would be subject to review on a six monthly basis thereafter, In-line with the agreement of a six month rolling contract. Any price increase must reflect a market force and are at the sole discretion of FIELDS with a effective cooling period of not less than 60 days.

APPENDIX SIX:  Fields accessibility
-----------------------------------

Fields Aircraft Spares, Inc. its representative auditors and bankers must be guaranteed full access, during normal working hours to the inventory and its records. They shall however not be allowed to remove any items from this store without UK custom formalities being completed.





FOR AND ON BEHALF OF:                        FOR AND ON BEHALF OF:

SDV UK Limited                               FIELDS Aircraft Spares Incorporated

SIGNED /s/ J.P. Berryman                     SIGNED /s/ Neil E. O'Hara
      -------------------------                    -------------------------
NAME   J.P. Berryman                         NAME  Neil E. O'Hara
      -------------------------                    -------------------------
TITLE  Branch Manager                        TITLE Sr. Vice President
      -------------------------                    -------------------------
DATE   9-12-98                               DATE  12/8/98
      -------------------------                    -------------------------

WITNESS /s/ D. Fairhall                      WITNESS /s/ Stephen C. Luther
      -------------------------                    -------------------------
NAME   D. Fairhall                           NAME  Stephen C. Luther
      -------------------------                    -------------------------
TITLE  Warehouse Manager                     TITLE Director-Operations
      -------------------------                    -------------------------
DATE   9-12-98                               DATE  12-8-98
      -------------------------                    -------------------------